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                       PETROLEUM HEAT AND POWER CO., INC.

                          NOTICE OF GUARANTEED DELIVERY OF
            12- 7/8% SERIES A EXCHANGEABLE PREFERRED STOCK DUE 2009

    As set forth in the Prospectus dated       , 1997 (as the same may be
amended or supplemented from time to time, the "Prospectus") of Petroleum Heat and Power Co., Inc. (the "Issuer") under "The Exchange Offer--Guaranteed
Delivery Procedures" and in the Letter of Transmittal for 12-7/8% Series A
Exchangeable Preferred Stock due 2009 (the "Letter of Transmittal"), this form or one substantially equivalent hereto must be used to accept the Exchange Offer
(as defined below) of the Issuer if: (i) certificates for the above-referenced
Preferred Stock (the "Old Preferred Stock") are not immediately available, (ii)
time will not permit all required documents to reach the Exchange Agent (as defined below) at or prior to 5:00 p.m. New York City time on the Expiration
Date (as defined in the Prospectus) or (iii) the procedures for book-entry transfer cannot be completed on or prior to 5:00 p.m. New York City time on the
Expiration Date. Such form may be delivered by hand or transmitted by telegram, telex, facsimile transmission or letter to the Exchange Agent and must be received by the Exchange Agent at or prior to 5:00 p.m. New York City time on the Expiration Date.

                  To: AMERICAN STOCK TRANSFER & TRUST COMPANY
                             (the "Exchange Agent")

                           By Hand/Overnight Courier:
                    American Stock Transfer & Trust Company
                                 40 Wall Street
                                   46th Floor
                            New York, New York 10005
                        Attn: Reorganization Department

                            Facsimile Transmission:
                                 (718) 234-5001

                             Confirm by Telephone:
                                 (800) 937-5449

                                For Information:
                                 (800) 937-5449

              Delivery of this instrument to an address other than
            as set forth above or transmittal of this instrument to
              a facsimile or telex number other than as set forth
                  above does not constitute a valid delivery.
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Ladies and Gentlemen:

    The undersigned hereby tenders to the Issuer, upon the terms and conditions set forth in the Prospectus and the Letter of Transmittal (which together constitute the "Exchange Offer"), receipt of which are hereby acknowledged, the number of shares of Old Preferred Stock set forth below pursuant to the guaranteed delivery procedures described in the Prospectus and the Letter of Transmittal.

    The undersigned understands and acknowledges that the Exchange Offer will
expire at 5:00 p.m., New York City time, on       , 1997, unless extended by the
Issuer. With respect to the Exchange Offer, "Expiration Date" means such time and date, or if the Exchange Offer is extended, the latest time and date to which the Exchange Offer is so extended by the Issuer.

    All authority herein conferred or agreed to be conferred by this Notice of Guaranteed Delivery shall survive the death or incapacity of the undersigned and every obligation of the undersigned under this Notice of Guaranteed Delivery shall be binding upon the heirs, personal representatives, executors, administrators, successors, assigns, trustees in bankruptcy and other legal representatives of the undersigned.

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                SIGNATURES                  Number of shares of Old Preferred Stock

                                            Exchanged:
            Signature of Owner

                                            Certificate Nos. of Old Preferred Stock
                                            (if available)

  Signature of Owner (if more than one)

Dated: , 199
Names:
                                            Total:
              (Please Print)

                                            If Old Preferred Stock will be delivered
                                            by book-entry transfer, provide the
                                            Depository Trust Company ("DTC") Account
                                            No.:
Address:
                                            Account No.:
            (Include Zip Code)

Area Code and
Telephone No.:
Capacity (full title), if signing in a
representative capacity:

Taxpayer Identification or Social Security
                   No.:


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                                GUARANTEE OF DELIVERY
                       (NOT TO BE USED FOR SIGNATURE GUARANTEE)

The undersigned, a member of a recognized signature guarantee medallion program within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, hereby guarantees (a) that the above-named person(s) own(s) the above-described securities tendered hereby within the meaning of Rule 10b-4 under the Securities
Exchange Act of 1934, (b) that such tender of the above-described securities complies with Rule 10b-4, and (c) that delivery to the Exchange Agent of certificates tendered hereby, in proper form for transfer, or delivery of such certificates pursuant to the procedure for book-entry transfer, in either case with delivery of a properly completed and duly executed Letter of Transmittal (or facsimile thereof) and any other required documents, is being made within three New York Stock Exchange trading days after the date of execution of a Notice of Guaranteed Delivery of the above-named person.

Name of Firm:

                                                      (Authorized Signature)

                                            Title:
Number and Street or P.O. Box

City        State        Zip Code           Date:

Tel. No.
Fax No.
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NOTE:  DO NOT SEND CERTIFICATES REPRESENTING OLD PREFERRED STOCK WITH THIS
       NOTICE. OLD PREFERRED STOCK SHOULD BE SENT TO THE EXCHANGE AGENT TOGETHER WITH A PROPERLY COMPLETED AND DULY EXECUTED LETTER OF TRANSMITTAL.